UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, Meritor, Inc. (the “Company”) announced that Timothy J. Heffron, Senior Vice President, Human Resources and Chief Information Officer, will be leaving the Company effective February 28, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Shareholders on January 28, 2021. At the meeting, the following matters were voted on and received the number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes as set forth below:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the Annual Meeting of Shareholders in 2022. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Jan A. Bertsch	65,014,710	393,731	3,597,550
Rodger L. Boehm	65,018,026	390,415	3,597,550
Lloyd G. Trotter	64,781,475	626,966	3,597,550

(ii)	Approval of executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s definitive proxy statement for the 2021 Annual Meeting of Shareholders. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
64,439,150	907,773	61,518	3,597,550

(iii)	Appointment of auditors: The shareholders approved the ratification of the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as the Company’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
67,072,060	1,909,159	24,772	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: February 1, 2021	By:	/s/ Hannah S. Lim-Johnson
Hannah S. Lim-Johnson
Senior Vice President, Chief Legal Officer &
Corporate Secretary